Employment Agreement

This Agreement is made and entered into this 23rd day of October, 2007 by and between John P. Hickey, Jr., an individual and resident of the State of Wisconsin (“Executive”), and CIB Marine Bancshares, Inc., a Wisconsin corporation, having its principal place of business at N27 W24025 Paul Court, Pewaukee, Wisconsin (the “CIBM”). Executive and CIBM agree as follows:

1. Employment and Duties. CIBM employs Executive and Executive agrees to work for CIBM as its President and Chief Executive Officer (“CEO”). Subject to the authority and direction of the Board of Directors of CIBM (the “Board of Directors”), Executive shall perform the duties and functions of the position as described in Exhibit A attached hereto. During the term of this Agreement, Executive shall devote substantially all of his business time, attention, skill and efforts to the business and affairs of CIBM and shall use his best efforts to promote the interests and welfare of CIBM.

2. Term. This Agreement shall be for a period of three years commencing on June 1, 2007, and terminating on June 1, 2010, unless terminated earlier as provided herein.

3. Compensation. As compensation for services rendered, or to be rendered, to CIBM by Executive in the capacity set forth above, Executive shall be paid by CIBM a salary in an amount not less than Ten Thousand Dollars ($10,000.00) per pay period [Two Hundred Sixty Thousand Dollars ($260,000) if annualized], or at such higher rate as the Board of Directors may hereafter establish (“Base Salary Rate”) subject to appropriate payroll tax or other deductions as required by law. Such salary shall be payable to the Executive on such dates as may be established by CIBM from time-to-time in accordance with its usual and customary payroll practices. Executive’s salary shall not be decreased by the Board of Directors except where such decrease is generally applicable to all executive officers of CIBM.

4. Options. Executive hereby acknowledges that he is the recipient of stock options to purchase fifty thousand (50,000) shares of CIBM common stock pursuant to the CIB Marine Bancshares, Inc. 1999 Stock Option and Inventive Plan, as amended (the “Plan”), in satisfaction of the terms of Executive’s offer of employment. Executive shall also be eligible to participate in future stock option awards as the Board of Directors shall determine from time to time.

5. Fringe Benefits.

a. Executive shall be entitled to participate in or receive benefits under all employee benefit plans including, but not limited to, medical, dental and group life insurance, retirement, and other benefit plans and programs of CIBM subject to and on a basis consistent with the terms and conditions of such benefit plans and programs.

b. CIBM shall reimburse Executive for all reasonable expenses incurred by Executive in the performance of his duties under this Agreement subject to reporting and documentation procedures established by CIBM.

6. Vacations. In addition to paid legal holidays and other paid time off provided by CIBM policies, Executive shall accrue up to four (4) weeks paid vacation in each calendar year pursuant to CIBM’s policies.

7. Termination for “Cause” or Voluntary Termination without “Good Reason”. Executive’s employment may be terminated without any breach of this Agreement with or without Cause (as defined below) upon written notice from CIBM to Executive, or from Executive to CIBM, as set forth herein. Provided, however, that any termination by CIBM, other than for Cause, shall not terminate Executive’s right to compensation or other benefits under this Agreement.

a. If Executive’s employment is terminated by CIBM without Cause, or in the event Executive voluntarily terminates his employment with CIBM for Good Reason (as defined in Section 8 hereof) CIBM shall pay Executive the salary and other benefits as provided in Section 8(c).

b. If Executive’s employment is terminated by CIBM for Cause, or if Executive terminates his employment other than for Good Reason (as defined in Section 8), CIBM shall pay Executive his full salary through the date of termination based upon the salary in effect on the date of termination together with any unused accrued vacation compensation in accordance with CIBM policies and any other vested benefits to which Executive is entitled pursuant to such terms and provisions of such plans. CIBM shall have no further obligations to Executive under this Agreement.

c. For purposes of this Agreement, “Cause” shall be defined as:

i. Executive’s death;

ii. The inability or failure of Executive, due to illness, injury, physical or mental disability or incapacity or otherwise, as determined by the Board of Directors, to devote his full time, productive efforts and energy to the business of CIBM for a period of ninety (90) consecutive days in any three hundred sixty (360) day period; provided, such time periods shall be exclusive of vacation time of Executive not to exceed four (4) weeks per year;

iii. Conviction of Executive in a court of law for any felony or act involving personal dishonesty, breach of trust, theft or misuse or misappropriation of funds or other property;

iv. Incompetence (as measured against standards generally prevailing in the commercial banking industry), any breach of fiduciary duty involving personal profit, or the engaging in fraud, theft or misuse or misappropriation of funds or other property, embezzlement, personal dishonesty or like conduct by Executive;

v. The breach by Executive of any material term or provision of this Agreement or the intentional failure or refusal of Executive to perform the reasonable, necessary and lawful duties and responsibilities expected of Executive, as determined in good faith by the Board of Directors, which has not been cured within thirty (30) days after notice of such breach or failure to perform such duties (such cure period shall not apply to clauses i, ii, iii, iv, vi or vii of this Section 7(c));

vi. Any willful act of misconduct or any material violation of an employment policy of CIBM, which is materially injurious to or which would have a material adverse effect on CIBM or its subsidiaries and affiliates; or

vii. Suspension, removal and/or prohibition (whether temporary or permanent) by any banking or similar regulatory authority from participation in the affairs of CIBM or any of its subsidiaries.

For purposes of this Section 7(c), no act or failure to act on the part of Executive shall be considered “willful” unless done or omitted to be done by the Executive not in good faith or without reasonable belief that the Executive’s action or omission was in the best interest of CIBM.

8. Termination Without Cause or Voluntary Termination for “Good Reason”.

a. For purposes of this Agreement, “Good Reason” shall mean:

i. A Change in Control (as defined below) of CIBM;

ii. A failure by CIBM to comply with any material provision of this Agreement which has not been cured within thirty (30) days after notice of non-compliance has been given by Executive to CIBM;

iii. A material reduction in Executive’s present level of responsibilities which would cause Executive’s position to become one of lesser responsibility, importance or scope from the position and attributes thereof described in Section 1 of this Agreement;

iv. A reduction in Executive’s Base Salary Rate in an amount equal to or greater than twenty percent (20%) of the initial Base Salary Rate set forth in Paragraph 3 of this Agreement;

v. A relocation of Executive’s principal place of duties, functions and employment to a location outside of the Milwaukee metropolitan area without the consent of Executive;

vi. A liquidation or dissolution of CIBM.

b. For purposes of this section,

i. “Change in Control” shall mean (1) any transaction as a result of which any person is the “beneficial owner” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of CIBM representing more than fifty percent (50%) of the total voting power represented by CIBM’s then outstanding voting securities; (2) the sale, exchange or similar disposition of more than fifty percent (50%) of the assets of CIBM to an entity or individual not currently controlled by CIBM, or (3) a merger, consolidation or other corporate transaction if the stockholders of CIBM before the transaction do not own immediately after the transaction, more than fifty percent (50%) of the combined voting power of the resulting corporation. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of CIBM’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons (as defined below) who held CIBM’s securities immediately before such transaction.

ii. “Person” has the same meaning as when used in sections 13(d), and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under and employee benefit plan of CIBM or of a Parent or Subsidiary (each as defined below), and (2) a corporation owned directly or indirectly by the stockholders of CIBM in substantially the same proportions as their ownership of the common stock of CIBM.

iii. “Parent” means any corporation (other than CIBM) in an unbroken chain of corporations ending with CIBM, if each of the corporations other than CIBM owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the effective date of this Agreement shall be considered a Parent commencing as of such date.

iv. “Subsidiary” means any corporation (other than CIBM) in an unbroken chain of corporations beginning with CIBM, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of Subsidiary on a date after the effective date of this Agreement shall be considered a Subsidiary commencing as of such date.

c. Except as provided in Section 8(d), in the event Executive terminates his employment with CIBM for Good Reason in accordance with this Section 8, or if Executive’s employment is terminated by CIBM without Cause as provided in Section 7, Executive shall be entitled to receive from CIBM an amount equal to: his unused accrued vacation compensation in accordance with Section 6; any other vested benefits to which Executive is entitled pursuant to such terms and provisions of the applicable benefit plans; and severance pay equal to his salary at the rate in effect at the time notice of termination is given, payable in equal monthly installments over the then remaining term of this Agreement.

d. If Executive’s employment is terminated without Cause or Executive terminates his employment for Good Reason, he shall not be entitled to the severance pay described in Section 8(c), if all three of the following conditions are met: (a) Executive is offered reasonably equivalent employment by an acquirer of CIBM, (b) such replacement employment is in the Greater Milwaukee area, and (c) the replacement employer accepts assignment of the obligation of CIBM under this Agreement;

e. In the event that the severance and other benefits provided for in this Section 8 or otherwise payable to Executive (i) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 8(e), would be subject to the excise tax imposed by Section 4999 of the Code, then such severance benefits shall be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the excise tax under section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless Executive and CIBM agree otherwise in writing, any determination required under this Section shall be made in writing by CIBM’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon the Executive and CIBM for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on the reasonable, and good faith interpretations concerning the application of Section 280G and 4999 of the Code. CIBM shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

9.	Proprietary Information.

a. During the period of employment and for a period of two (2) years after the termination of this Agreement, in addition to any other policies of CIBM, the Executive agrees to hold all Proprietary Information (as defined below) concerning CIBM, its subsidiaries and affiliates, and its customers in confidence and not disclose to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except pursuant to subpoena or to any state or federal regulatory body with jurisdiction over CIBM, its subsidiaries and affiliates or Executive) or directly or indirectly, use, copy, publish, summarize, or remove from CIBM’s premises any Proprietary Information (or remove from the premises any other property of CIBM), except: (i) during the period of employment to the extent necessary to carry out the Executive’s responsibilities under this Agreement; and (ii) after termination of the period of employment as specifically authorized in writing by the Board of Directors. For the purposes of the Agreement, “Proprietary Information” means all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of CIBM or any affiliated company, including without limitation all customer, marketing, financial, business and personnel information unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in the Executive’s possession or part of his general knowledge prior to his employment by CIBM; or (iii) the information is disclosed to the Executive without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly from CIBM.

b. The Executive acknowledges that the pursuit of the activities forbidden by this Section would necessarily involve the use or disclosure of Proprietary Information in breach of this Section, but that proof of such breach would be extremely difficult. To forestall such disclosure, use and breach, and in consideration of the employment under this Agreement, the Executive agrees that for a period of one (1) year after termination of the Executive’s employment, he may not, for himself or any third party, directly or indirectly, divert or attempt to divert from CIBM (or any affiliated company) any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its customers with whom Executive has had personal contact, suppliers or employees, without the prior written consent of CIBM.

c. Nothing in this Section is intended to limit any remedy of CIBM available under law.

10. Post Termination Obligation. For a period of one (1) year after termination of this Agreement, Executive shall, upon reasonable notice, furnish such assistance to CIBM as may reasonably be required by CIBM in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party. For this assistance, Executive shall be paid a fee of $125 per hour.

11. Indemnification. CIBM shall indemnify, defend and hold Executive harmless from all liabilities, costs, expenses, fines and other monetary expenses which are subject to such indemnity under CIBM’s By-laws and its directors’ and officers’ errors and omissions insurance policy to the same extent and under the same conditions as are in the effect as of the date of this Agreement, regardless of whether such By-laws or insurance are, respectively, amended, cancelled or otherwise declared totally or partially ineffective. Executive shall be entitled to the benefits of any amendments to or restatements of such By-laws or amendments or endorsements to such insurance enhancing the amount of circumstances of such indemnity or insurance coverage.

12. Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, and shall be deemed to have been given or made when personally delivered or when deposited in the mail, first class postage prepaid, addressed to the respective parties as follows:

CIBM	Executive
c/o Daniel J. Rasmussen, General Counsel	John P. Hickey, Jr.
CIB Marine Bancshares, Inc.	[home address]
N27 W24025 Paul Court
Pewaukee, WI 53072

Or to such other address as Executive or CIBM may from time to time designate by written notice to the other.

13. Effect on Prior Agreements. This Agreement with the Plan, which shall remain in full force and effect, contain the entire understanding between the parties hereto and supersede any prior oral or written employment or compensation agreements between CIBM and Executive.

14. No Assignment By Executive. Executive shall not assign this Agreement or any rights of Executive hereunder without the prior written consent of CIBM.

15. Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

16. Severability. If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement.

17. Counterparts. This Agreement may be executed in two (2) or more counterparts.

18. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

19.	Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors, assigns, personal representatives and heirs.

CIB Marine Bancshares, inc.

By: /s/
Name: Daniel J. Rasmussen
Its: Sr. Vice President and General Counsel

John P. Hickey, Jr.

/s/